                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MICRO LINEAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.
[ ]   $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:_____________________________________________
      (2)   Form, Schedule, or Registration Statement No.:______________________
      (3)   Filing Party:_______________________________________________________
      (4)   Date Filed:_________________________________________________________

                               [MICRO LINEAR LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Micro Linear Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, June 3, 1998, at 11:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company, for the following purposes:

1. To elect five directors to serve for the ensuing year and until their successors are duly elected and qualified.

2. To amend the Company's 1994 Director Option Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares to an aggregate of 180,000 shares.

3. To ratify the appointment of Price Waterhouse, LLP as independent auditors for the Company for the 1998 fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                       FOR THE BOARD OF DIRECTORS


                                       Jeffrey D. Saper
                                       Secretary

San Jose, California
May 5,1998



IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            MICRO LINEAR CORPORATION
                              2092 CONCOURSE DRIVE
                           SAN JOSE, CALIFORNIA 95131

                          ----------------------------

                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------


      The enclosed Proxy is solicited on behalf of the Board of Directors of Micro Linear Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 1998, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company.

      The proxy solicitation materials were mailed on or about May 5, 1998 to all stockholders of record on April 6, 1998.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

      Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non- vote will not affect the outcome of the voting on a proposal.

      The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

STOCKHOLDER PROPOSALS

      Stockholders of the Company may submit proposals which they believe should be voted upon at the Annual Meeting or nominate persons for election to the Board of Directors. In accordance with the Company's Bylaws, any such proposal or nomination must be submitted in writing to the Secretary of the Company not less than 120 days prior to the first anniversary of the preceding year's Annual Meeting of stockholders. This submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

      Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than January 5, 1999. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

      Stockholders of record at the close of business on April 6, 1998 are entitled to notice of the meeting and to vote at the meeting. At the record date, 11,623,692 shares of the Company's Common Stock, $0.001 par value per share, were issued, outstanding and eligible to be voted at the meeting. The following table sets forth the beneficial ownership of the Company's Common Stock as of April 6, 1998 by the holders of more than five percent of the Company's outstanding Common Stock:


                                                                             NUMBER OF         PERCENT OF
                                  NAME                                         SHARES            TOTAL
                                  ----                                       ---------         ----------
FMR Corp.(1)............................................................     1,192,000           10.3%
     82 Devonshire Street
     Boston, MA  02109
Arthur B. Stabenow(2)...................................................       804,824            6.8
     2092 Concourse Drive
     San Jose, California  95131


----------------------

(1) Based solely on information contained in a Schedule 13D filed with the Securities and Exchange Commission on February 10, 1998.

(2) Includes 144,250 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998. Also includes 1,300 shares held by Mr. Stabenow's wife.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

      A board of five directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

      The five candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:


NAME                              AGE           PRINCIPAL OCCUPATION
----                              ---           --------------------
Arthur B. Stabenow............... 59            Chairman of the Board of Directors, President and Chief
                                                Executive Officer of the Company
Roger A. Smullen................. 61            Chairman of the Board of Directors, Applied Micro
                                                Circuits Corporation
Jeffrey D. West.................. 48            Owner, Miramar Ventures
Joseph D. Rizzi.................. 55            General Partner, Matrix Partners
David L. Gellatly................ 55            Owner, New Technology Marketing


      Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five years. There is no family relationship among any directors or executive officers of the Company.

      Mr. Stabenow has served as Chief Executive Officer and a director of the Company since April 1986 and has served as Chairman of the Board since August 1989. He also served as President of the Company from April 1986 to January 1996 and has served in such capacity since May 1996. Mr. Stabenow has over 35 years of experience in the semiconductor industry. From January 1979 to March 1986, Mr. Stabenow was employed as a Vice President and General Manager at National Semiconductor Corporation. Mr. Stabenow received his M.B.A. degree at the University of New Haven. Mr. Stabenow also serves as a member of the board of directors of Zoran Corporation, a semiconductor manufacturer, and Applied Micro Circuits Corporation ("AMCC"), a manufacturer of integrated circuits.

      Mr. Smullen has been a director of the Company since April 1986. Since August 1989, Mr. Smullen has been Chairman of the Board of AMCC. From September 1994 to December 1995, Mr. Smullen was President and Chief Executive Officer of Advance Systems Products, Inc. ("AdvanSys"), a provider of computer add-in cards. From March 1988 to June 1990, Mr. Smullen was President and Chief Executive Officer of Plus Logic Corporation, a semiconductor manufacturer, and from 1983 to 1987, was Chief Executive Officer of AMCC.

      Mr. West has been a director of the Company since October 1983. Since 1986, Mr. West has operated Miramar Ventures, a private consulting firm. Prior to 1986, Mr. West was a general partner of Oak Investment Partners, a venture capital investment firm.

      Mr. Rizzi has been a director of the Company since January 1997. Since March 1986 Mr. Rizzi has served as a general partner of Matrix Partners, a venture capital firm. Mr. Rizzi also serves as a member of the board of directors of Veritas Software Corp., a developer of storage management software, Sandisk Corporation, a manufacturer of data, image and audio storage products, and Overland Data, Inc., a developer of magnetic tape data storage systems.

      Mr. Gellatly has been a director of the Company since December 1997. Since 1982, Mr. Gellatly has been the owner of New Technology Marketing, a marketing consulting firm.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors of the Company held six meetings during fiscal
1997.

      The Audit Committee, which in fiscal 1997 consisted of Messrs. West and Smullen, held two meetings during fiscal 1997. The Audit Committee, which currently consists of Messrs. Smullen and Gellatly, reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors.

      The Compensation Committee, which in fiscal 1997 consisted of Messrs. Smullen and West, held five meetings during fiscal 1997. The Compensation Committee, which currently consists of Messrs. Rizzi and West, makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plans and employee stock purchase plan.

      The Board of Directors has a Stock Option Approval Committee, currently consisting of Mr. Stabenow, which has the authority to grant options under the Company's stock option plans to eligible persons who are not subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may not grant an option to purchase more than 30,000 shares of Common Stock to any one person.

      The Board of Directors currently has no nominating committee or committee performing a similar function.

      With the exception of Mr. Rizzi, who attended 50% of the meetings of the Board of Directors, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1997 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1997 on which such director served.

                            COMPENSATION OF DIRECTORS

      Directors receive no cash remuneration for serving on the Board of Directors. Non-employee directors participate in Company's 1994 Director Option Plan (the "Director Plan"). Under the Director Plan, prior to certain amendments of the Director Plan in April 1997, each non-employee director who joined the Board was automatically granted a nonstatutory option to purchase 8,000 shares of Common Stock on the date upon which such person first became a director (the "Initial Grant"). In addition, each non-employee director automatically received a nonstatutory option to purchase 4,800 shares of Common Stock upon such director's annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election (the "Annual Grant"). In April 1997, the Board of Directors amended the Director Plan to increase the Initial Grant to 10,000 shares and the Annual Grant to 7,000 shares. The exercise price of each option granted under the Director Plan must be equal to the fair market value of the Common Stock on the date of grant. The Initial Grant vests at the rate of twenty-five percent (25%) of the option shares upon the first and second anniversaries of the date of grant and 1/48th of the option shares per month thereafter and the Annual Grant vests monthly over a twelve month period. Options granted under the Director Plan have a term of ten years unless terminated sooner, whether upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. Mr. Gellalty received an Initial Grant of 10,000 shares at an exercise price of $7.031 per share on December 16, 1997, and Messrs. Smullen, West and Rizzi each received an Annual Grant of 7,000 shares at an exercise price of $18.375 per share on May 28, 1997.

                                  PROPOSAL TWO

               APPROVAL OF AMENDMENT TO 1994 DIRECTOR OPTION PLAN

      The Company's 1994 Director Option Plan (the "Director Plan") provides for the granting of nonstatutory stock options to nonemployee directors of the Company. A total of 80,000 shares of Common Stock are presently reserved for issuance pursuant to the Director Plan. As of April 6, 1998, an aggregate of 14,000 shares were available for future grant under the Director Plan. In April 1998, the Board amended the Director Plan, subject to stockholder approval, to increase shares reserved for issuance from 80,000 to 180,000. The stockholders are being asked to approve this share increase at the Annual Meeting. The principal features of the Director Plan are described below.

GENERAL

      The Director Plan authorizes the Board to grant nonstatutory stock options to nonemployee directors of the Company.

PURPOSE

      The purpose of the Director Plan is to attract and retain the best available personnel to serve as outside directors of the Company.

ADMINISTRATION

      The Director Plan is administered by the Board. However, all options granted under the Director Plan are automatic and non-discretionary. Upon re-election to the Board at the Annual Meeting of stockholders each year during the term of the Director Plan, each outside director will automatically receive an option to purchase 7,000 shares (the "Annual Grant"). Additionally, each new outside director will automatically be granted an option to purchase 10,000 shares upon the date on which such person becomes a director (the "Initial Grant").

      The Board has the authority to: (i) determine the fair market value of the Common Stock in accordance with the terms of the Director Plan; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board shall be final.

ELIGIBILITY

      The Director Plan provides that options may be granted only to the Company's outside directors.

TERMS AND CONDITIONS

      Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

            (a) Exercise Price. The price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and low asked prices on the date the option is granted.

            (b) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Board. Such form of consideration may vary for each option, and may consist entirely of cash, check, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price or any combination thereof.

            (c) Exercise of the Option. Annual Grants under the Director Plan will become exercisable in installments cumulatively as to 1/12th of the shares of Common Stock subject to the Annual Grants at the end of each month following the date of grant. Initial Grants under the Director Plan will become exercisable in installments cumulatively as to 25% of the shares of Common Stock subject to the Initial Grants one year after the date of grant, an additional 25% two years after the date of grant, and an additional 1/48th of the shares at the end of each month thereafter. In no event may an option granted under the Director Plan be exercised more than ten years after the date of grant. An option granted under the Director Plan is not exercisable for a fraction of a share. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering full payment of the purchase price.

            (d) Termination of Status as a Director. If the optionee's status as a director terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Director Plan expire upon the earlier of (i) three months after such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable as of the date of termination of the optionee's status as a director.

            (e) Permanent Disability. If the optionee's status as a director terminates as a result of total and permanent disability (as defined in the Code), then all options held by such optionee under the Director Plan shall expire upon the earlier of (i) twelve months after the date of such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of the optionee's status as a director.

            (f) Death. If an optionee dies while serving as a director of the Company, the director's options under the Director Plan shall expire upon the earlier of (i) twelve months after his or her death or (ii) the expiration date of the option. The executor or legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of the optionee's death.

            (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options held by the optionee may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

            (h) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

      In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company or converted into or exchanged for other securities as a result of any merger, consolidation or reorganization, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option outstanding under the Director Plan, and the exercise price of any such outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of such adjustment. Any such adjustment shall be made upon approval of the Board whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each option may be assumed or an equivalent option substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the options shall become null and void upon consummation of the merger or transaction provided that the optionee shall be given notice of the transaction and have thirty days from the date such notice is sent to exercise all unexpired options and, if as a result of the transaction the Company is not the surviving entity, the optionee may exercise all options not otherwise exercisable.

AMENDMENT AND TERMINATION OF THE DIRECTOR PLAN

      The Board may amend, alter, suspend or discontinue the Director Plan; provided, however, that such action shall not impair the rights of any optionee under the Director Plan without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

      All options granted under the Director Plan are nonstatutory options. An optionee who is granted a nonstatutory stock option will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a deduction in the same amount as ordinary income recognized by the employee. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

DIRECTOR PLAN BENEFITS

      Only non-employee directors of the Company are eligible to receive grants under the Director Plan. During fiscal 1998, each non-employee director will automatically receive an option to purchase 7,000 shares of Common Stock on the date of the Annual Meeting of Stockholders at the fair market value of the Common Stock on such date.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

      The approval of the amendment to the Director Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE DIRECTOR PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Price Waterhouse, LLP, independent auditors, to audit the financial statements of the Company for the 1998 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Price Waterhouse has served as the Company's independent auditors since March 1997. A representative of Price Waterhouse is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

      Ernst & Young LLP had served as the Company's independent auditors from the Company's inception until the Board of Directors' decision to engage Price Waterhouse in March 1997. The report of Ernst & Young LLP on the Company's financial statements for fiscal years 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal years and during the subsequent interim period ending March 28, 1997, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, nor did Ernst & Young advise the Company of any concern or circumstance relating to any such matter. In addition, the Company has had no dispute with Ernst & Young relating to its fees for services. The change in accountants was approved by the Board of Directors. During fiscal years 1995 and 1996 and through March 28, 1997, the Company did not consult with Price Waterhouse, LLP on any accounting or financial reporting matters.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

      The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's Common Stock as of April 6, 1998 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer, the four other most highly compensated executive officers employed by the Company at the end of fiscal year 1997 and one individual who would have been one of the Company's four most highly paid executive officers but for the fact that he was not serving as an executive officer at the end of fiscal year 1997 (such officers are collectively referred to as the "Named Executive Officers") and (iii) by all current directors and executive officers as a group:


                                                                             NUMBER OF       PERCENT OF
                                  NAME                                         SHARES           TOTAL
                                  ----                                       ---------       ----------

Arthur B. Stabenow(1)...................................................       804,824            6.8%
Paul E. Standish(2).....................................................       196,505            1.7
J. Philip Russell(3)....................................................        46,674             *
Chris Ladas(4)..........................................................        54,725             *
Ray Reed(5).............................................................        47,933             *
Jeffrey D. West(6)......................................................        95,448             *
Roger A. Smullen(7).....................................................        69,800             *
Joseph D. Rizzi(8)......................................................        17,600             *
David L. Gellalty.......................................................           ---             *
Robert Whelton..........................................................           143             *
All officers and directors as a group (11 persons) (9)..................     1,414,463           11.7

----------------------

*     Less than 1%.

(1) Includes 144,250 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998. Also includes 1,300 shares held by Mr. Stabenow's wife.

(2) Includes 188,667 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(3) Includes 20,667 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(4) Includes 40,000 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(5) Includes 40,000 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(6) Includes 21,400 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(7) Includes 31,400 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(8) Includes 9,000 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

(9) Includes 556,157 shares issuable upon the exercise of options to purchase Common Stock which are exercisable within 60 days of April 6, 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth information concerning compensation paid to the Named Executive Officers during the Company's last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                         ANNUAL COMPENSATION (1)          COMPENSATION
                                   -----------------------------------    ------------
                                                                          STOCK OPTION
                                   FISCAL                                   GRANTS(2)      ALL OTHER
     NAME AND PRINCIPAL POSITION    YEAR         SALARY          BONUS    (# OF SHARES)  COMPENSATION(3)
     ---------------------------   ------        ------          -----    -------------  ---------------

Arthur B. Stabenow................  1997        $330,006       $215,000       60,000      $   39,573
    Chief Executive Officer         1996         330,006        137,445       60,000          72,823
                                    1995         310,442        104,000       60,000          11,132

Chris Ladas.......................  1997         213,065         38,425       30,000          31,846(5)
    Vice President, Operations      1996         192,315(4)      20,680       20,000          10,141

Paul E. Standish..................  1997         185,007         42,643       30,000           6,334
    Vice President, Marketing and   1996         185,007         30,290       20,000           6,151
    Applications                    1995         163,536         25,875       20,000           5,012

J. Philip Russell.................  1997         174,999         42,100       30,000           6,843
    Vice President, Finance and     1996         174,999         25,300       20,000           6,311
    Administration                  1995         152,744         21,000       20,000           6,013

Robert Whelton (6)................  1997         204,681         40,125       45,000           1,329
                                    1996          45,695         15,000      100,000           5,410

Ray Reed..........................  1997         175,700         37,470       30,000           5,682
     Vice President, Business       1996         153,857(7)      22,650       80,000           5,647
     Development

----------------------

(1) Excludes certain perquisites and other amounts which in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for each such executive officer.

(2) In January 1998, the Company's Board of Directors approved an option exchange program whereby all employees, other than Mr. Stabenow, that held options with exercise prices in excess of $7.50 per share were offered the opportunity to exchange such options for new options at $7.375 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be January 27, 1998.

(3) Represents premiums paid by the Company for long term disability insurance and life insurance for each of the Named Executive Officers and tax return preparation fees for certain Named Executive Officers. Also includes, with respect to Mr. Stabenow, reimbursement of approximately $25,000 and $53,000 for certain personal travel expenses in fiscal 1997 and 1996, respectively.

(4)   Mr. Ladas joined the Company in January 1996.

(5) In fiscal 1997, Mr. Ladas earned approximately $22,000 of a payment being made in connection with his relocation in fiscal 1996.

(6) Mr. Whelton joined the Company in September 1996 and left the Company in December 1997.

(7)   Mr. Reed joined the Company in January 1996.

OPTION INFORMATION

      The following tables set forth information regarding stock options granted to the Named Executive Officers during fiscal 1997, as well as options held by such officers as of December 28, 1997, the last day of the Company's 1997 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUES AT
                                             INDIVIDUAL GRANTS(1)(2)                       ASSUMED ANNUAL RATES OF
                                    ----------------------------------------------         STOCK PRICE APPRECIATION
                                                % OF TOTAL   EXERCISE                    (THROUGH EXPIRATION DATE)(3)
                                    OPTION        OPTIONS     PRICE     EXPIRATION      ------------------------------
          NAME                      GRANTS        GRANTED     ($/SH)       DATE               5%               10%
          ----                      ------      ---------    --------   ----------      -------------    -------------
Arthur B. Stabenow........          60,000          9.2%     $11.625      1/27/07          $424,504        $1,111,635
Chris Ladas...............          30,000          4.6       11.625      1/27/07           219,327           555,818
Paul E. Standish..........          30,000          4.6       11.625      1/27/07           219,327           555,818
J. Philip Russell.........          30,000          4.6       11.625      1/27/07           219,327           555,818
Robert Whelton............          45,000          6.9       11.625      1/27/07           328,990           833,726
Ray Reed..................          30,000          4.6       11.625      1/27/07           219,327           555,818

----------------------


(1) All options were granted under the Company's 1991 Stock Option Plan (the "Option Plan") and are subject to the terms of such plan. Options vest cumulatively to the extent of 25% of the shares subject to the option on the first anniversary of the date of grant, an additional 25% of the shares subject to the option on the second anniversary of the date of grant, and an additional 1/48th of the shares subject to the option at the end of each one-month period thereafter.

(2) In January 1998, the Company's Board of Directors approved an option exchange program whereby all employees , other than Mr. Stabenow, that held options with exercise prices in excess of $7.50 per share were offered the opportunity to exchange such options for new options at $7.375 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be January 27, 1998.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's Common Stock.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF               VALUE OF
                                                             UNEXERCISED OPTIONS     UNEXERCISED OPTIONS
                                                             AT FISCAL YEAR END    AT FISCAL YEAR END (1)
                                  SHARES         VALUE      --------------------   ----------------------
         NAME                   EXERCISED      REALIZED     VESTED      UNVESTED    VESTED       UNVESTED
         ----                   ---------      --------     ------      --------   --------      --------

Arthur B. Stabenow.........       12,000      $ 69,768      123,000      125,000   $353,479      $36,585
Chris Ladas................          ---           ---       20,000       90,000      4,065       12,195
Paul E. Standish...........          ---           ---      174,000       76,000    957,397       12,195
J. Philip Russell..........        9,500       150,813       32,500       68,000     58,699      134,858
Robert Whelton.............          ---           ---       25,000          ---      4,700          ---
Ray Reed...................          ---           ---       20,000       90,000      4,065       12,195

----------------------

(1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock on December 24, 1997 of $7.188 per share.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 1997 the Compensation Committee of the Board of Directors consisted of Messrs. Smullen and West, neither of whom is an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. On December 16, 1997, Mr. Smullen was hired as a consultant to perform the duties of an Acting Executive Vice President. In connection with Mr. Smullen's consulting service to the Company, the Company granted Mr. Smullen a nonstatutory stock option under the Option Plan to purchase 10,000 shares of the Company's Common Stock at an exercise price of $7.031 per share, which option is fully vested and exercisable. In 1997 and 1998, Mr. Smullen received $5,880 and $23,820, respectively, from the Company as cash compensation for consulting services. This consulting arrangement was mutually terminated in March 1998. Mr. Rizzi replaced Mr. Smullen on the Compensation Committee on December 16, 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      During fiscal 1997 the members of the Compensation Committee of the Board of Directors were Messrs. Smullen and West, each of whom is a non-employee director. In December 1997, Mr. Rizzi replaced Mr. Smullen on the Compensation Committee of the Board of Directors. The Compensation Committee sets, reviews and administers the executive compensation program of the Company. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan. The Company's Board of Directors reviews and approves all stock option grants to employees (other than grants made by the Stock Option Approval Committee) and all executive officer base salaries and cash bonus payments.

      Compensation Philosophy. The Company's compensation philosophy is that cash compensation must (a) be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and (b) provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to stay with the Company to a degree that is critical to the Company's long-term success.

      Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses. The equity component consists of stock options.

      Base salary is set for executives commensurate with each officer's level of responsibility and within the parameters of companies of comparable size within the Company's industry. The Compensation Committee conducts an annual survey of companies in the Company's industry to determine whether the Company's executive base compensation is within the competitive range. In 1997, the Compensation Committee determined that executive officer salaries should be reviewed on a calendar-year basis. During 1997, executive officer base monthly salaries were not increased from the base monthly salaries for the second half of fiscal 1996. The base monthly salary for the Chief Executive Officer was not raised in fiscal 1997, compared to the second half of fiscal 1996. The Chief Executive Officer's aggregate base compensation in fiscal 1997 was $330,006.

      It is the policy of the Company that variable, at-risk bonus compensation should comprise a meaningful portion of the annual executive compensation and should be determined by the performance of each executive officer, based on stated individual goals and the overall earnings performance of the Company. For each executive officer, a target bonus award is established each fiscal quarter. The actual bonus award for executive officers, other than Mr. Stabenow, is determined by the Chief Executive Officer, with review by the Compensation Committee, and paid quarterly. For Mr. Stabenow, the actual bonus payment is determined by the Compensation Committee, and paid on a semi-annual basis. During fiscal 1997, the target quarterly bonus for executive officers ranged from $15,000 to $18,750, and the semi-annual target bonuses for Mr. Stabenow were $150,000 for both the first and second halves of fiscal 1997. For 1997, the amount of annual bonus award paid to the Chief Executive Officer was $215,000.

      Stock options are generally granted when an executive joins the Company and on an annual basis thereafter. The options granted to each executive vest over a four or five year period. In addition to the stock option program, executives are eligible to participate in the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") pursuant to which stock may be purchased at 85% of the lower of the fair market value at the beginning and end of each offering period (with the amount of deduction equal to up to a maximum of 10% of salary).

      Other elements of executive compensation include a supplemental life insurance program, supplemental long-term disability insurance, Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company matches annual contributions under the 401(k) plan up to a maximum of $2,080.

      The Company's Chief Executive Officer does not receive any other special or additional compensation other than as described herein or in the Summary Compensation Table.

      The Compensation Committee has considered the impact of Section 162(m) of the Code, and the regulations promulgated thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section to date has not reduced and in the future will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                Compensation Committee of the Board of Directors


                                Roger Smullen
                                Joseph D. Rizzi*
                                Jeffrey D. West*

* Mr. Rizzi replaced Mr. Smullen on the Compensation Committee on December 16, 1997.

                COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

      The following graph sets forth the Company's total cumulative stockholder return as compared to the Standard & Poor's 500 Index and the Standard & Poor's Semiconductor Index for the period October 13, 1994 (the date of the Company's initial public offering) through December 31, 1997. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard & Poor's 500 Index and the stocks represented in the Standard & Poor's Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.



                                                  10/14/94   12/30/94   3/31/95    6/30/95    9/29/95
                                                  --------   --------   -------    -------    -------

S&P 500                                              100         98        107        116        125
S&P Semiconductor Index                              100        110        127        177        192
Micro Linear Corporation                             100         91        127        174        168


                                                  12/29/95    3/29/96    6/28/96    9/27/96    12/27/96
                                                  --------    -------    -------    -------    --------

S&P 500                                              131        137        142        145        160
S&P Semiconductor Index                              149         93         92        100        129
Micro Linear Corporation                             110         98         81         86         87


                                                  3/27/97     6/26/97    9/25/97    12/24/97
                                                  -------     -------    -------    --------

S&P 500                                              165        188        200        199
S&P Semiconductor Index                              296        306        391        285
Micro Linear Corporation                             131        110        107         77

                              CERTAIN TRANSACTIONS

      On December 16, 1997, Roger Smullen, a director of the Company, was hired as a consultant to perform the duties of an Acting Executive Vice President. In connection with Mr. Smullen's consulting service to the Company, the Company granted Mr. Smullen a nonstatutory stock option under the Company's Option Plan to purchase 10,000 shares of the Company's Common Stock at an exercise price of $7.031 per share, which option is fully vested and exercisable. In 1997 and 1998, Mr. Smullen received $5,880 and $23,820, respectively, from the Company as cash compensation for consulting services. This consulting arrangement was mutually terminated in March 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on its review of copies of filings under Section 16(a) of the Exchange Act, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all Section 16 filing requirements were met.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.


                                       THE BOARD OF DIRECTORS


San Jose, California
May 5, 1998

                            MICRO LINEAR CORPORATION
                                 PROXY SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Arthur B. Stabenow and J. Philip Russell, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Micro Linear Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, legal counsel to the Company, on June 3, 1998 at 11:00 a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof, or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's 1994 Director Option Plan, FOR the appointment of Price Waterhouse, LLP as independent auditors and in accordance with their discretion on such other matters that may properly come before the meeting.

                The directors recommend a FOR vote on each item.

                  (Continued and to be signed on reverse side.)

Please mark your votes as this:    [X]


1.    Election of Directors:

     FOR all nominees listed                            WITHHOLD AUTHORITY
      (except as withheld)                         to vote for nominees listed
             [ ]                                               [ ]

(Instructions: To withhold authority to vote for any individual nominee, strike that nominees's name below.)

Nominees:    Arthur B. Stabenow                           Roger A. Smullen
             Joseph D. Rizzi                              Jeffrey D. West
             David L. Gellatly

2. Proposal to amend the Company's 1994 Director Option Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares to an aggregate of 180,000 shares:

               FOR                 AGAINST                    ABSTAIN
               [ ]                   [ ]                         [ ]

3. Proposal to ratify the appointment of Price Waterhouse, LLP as independent auditors for the 1998 fiscal year:

               FOR                 AGAINST                    ABSTAIN
               [ ]                   [ ]                         [ ]

                                        I plan to attend the Meeting:


                                        Dated:__________________________________


                                        ________________________________________
                                        (Signature)


                                        ________________________________________
                                        (Signature)


                                        (Signature(s) must be exactly as name(s) appear on this proxy. (If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)

                                   APPENDIX A

                            MICRO LINEAR CORPORATION

                            1994 DIRECTOR OPTION PLAN
                         (AS AMENDED ON APRIL 28, 1998)


      1. Purposes of the Plan. The purposes of this 1994 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

            All options granted hereunder shall be nonstatutory stock options.

      2.    Definitions. As used herein, the following definitions shall apply:

            (a)   "Board" means the Board of Directors of the Company.

            (b)   "Code" means the Internal Revenue Code of 1986, as amended.

            (c)   "Common Stock" means the Common Stock of the Company.

            (d) "Company" means Micro Linear Corporation, a California corporation.

            (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

            (f)   "Director" means a member of the Board.

            (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            (j)   "Option" means a stock option granted pursuant to the Plan.

            (k)   "Optioned Stock" means the Common Stock subject to an Option.

            (l)   "Optionee" means an Outside Director who receives an Option.

            (m)   "Outside Director" means a Director who is not an Employee.

            (n) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (o)   "Plan" means this 1994 Director Option Plan.

            (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

            (q) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

      3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 180,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

      4.    Administration and Grants of Options under the Plan.

            (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                  (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                  (ii) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares (the "First Option") on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof, or (B) the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

                  (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 7,000 Shares (a "Subsequent Option") on the date such Outside Director is reelected to the Board by the shareholders at the Company's annual meeting of shareholders or otherwise, if on such date, he shall have served on the Board for at least six (6) months.

                  (iv)  Notwithstanding the provisions of subsections (ii) and
(iii) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

                  (v) The terms of a First Option granted hereunder shall be as follows:

                        (A) the term of the First Option shall be ten (10) years.

                        (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 8 hereof.

                        (C) the exercise price per Share shall be equal to the fair market value per Share on the date of grant of the First Option.

                        (D) the First Option shall become exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on the first and second anniversaries of its date of grant and as to an additional 1/48th of the Shares subject to the First Option at the end of each month thereafter.

                  (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

                        (A)   the term of the Subsequent Option shall be ten
(10) years.

                        (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

                        (C) the exercise price per Share shall be equal to the fair market value per Share on the date of grant of the Subsequent Option.

                        (D) the Subsequent Option shall become exercisable as to 1/12th of the Shares subject to the Subsequent Option at the end of each month following its date of grant.

                  (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

      5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

            The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner term inated under Section 11 of the Plan.

      7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or
(iv) any combination of the foregoing methods of payment.

      8.    Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

            (c) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

            (d) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

            (e) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

      9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

      11.   Amendment and Termination of the Plan.

            (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

      13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

            Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.